Exhibit 10.1

AMENDMENT NO. 1

TO THE

MASSIMO GROUP

2024 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Massimo Group Equity Incentive Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Massimo Group, a Nevada corporation (the “Company”), effective as of March 17, 2025 (the “Amendment Effective Date”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 18(a) of the Plan, the Board may amend, alter, suspend, or terminate the Plan.

C.	Subject to the approval of the Company’s shareholders, the Board believes that it is in the best interests of the Company and its shareholders to amend the Plan to (i) increase the shares subject to the Plan and (ii) extend the term of the Plan.

AMENDMENT

1.	Subject to the approval of the Company’s shareholders, effective as of the Amendment Effective Date, the first sentence of Section 4(a) of the Plan is hereby amended in its entirety to read as follows:

“Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be issued under the Plan is 4,000,000 (the “Plan Share Limit”).”

2.	Subject to the approval of the Company’s shareholders, effective as of the Amendment Effective Date, Section 4(b) of the Plan is hereby amended in its entirety to read as follows:

“On the first day of each calendar year during the term of the Plan, commencing on January 1, 2026 and continuing until (and including) January 1, 2035, the number of Shares available under the Plan Share Limit shall automatically increase by a number equal to the lesser of (i) three percent (3%) of the total number of Shares issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (ii) a number of Shares determined by the Board.”

3.	Subject to the approval of the Company’s shareholders, effective as of the Amendment Effective Date, Section 24 of the Plan is hereby amended in its entirety to read as follows:

“(a) The Plan shall be effective as of March 17, 2025, the date on which the Plan, as amended by Amendment No. 1 to the Plan, was adopted by the Board (the “Effective Date”).

(b) Unless terminated earlier under Section 18, this Plan shall terminate on March 17, 2035, ten years after the Effective Date.”

This Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of the Plan, subject to the approval of the Company’s shareholders. Unless and until the Company’s stockholders approve this Amendment, this Amendment shall be of no force or effect.

Except as specifically set forth in this Amendment, there are no other amendments to the Plan, and the Plan shall remain in full force and effect.